UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2012

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2012, Tyson Foods, Inc. (the “Company”) commenced a consent solicitation (“Consent Solicitation”) of holders of its outstanding 10.50% Senior Notes due 2014 (the “Notes”) to authorize the elimination of substantially all of the restrictive covenants, certain of the events of default and related provisions contained in the indenture governing the Notes (the “Indenture”), dated as of March 9, 2009, among the Company, the subsidiary guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Concurrently with the Consent Solicitation, the Company commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding Notes. The Consent Solicitation and the Tender Offer were made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 6, 2012. Both the Consent Solicitation and the Tender Offer expired at 11:59 p.m., New York City time, on June 12, 2012 (such time and date, the “Expiration Date”).

On June 13, 2012, the Company issued a press release announcing the results of the Tender Offer and Consent Solicitation. The Company announced that, as of the Expiration Date, an aggregate amount of $790,077,000 principal amount of the Notes (or 97.54% of the outstanding Notes) had been validly tendered, and with respect to which the Company had received consents. On June 13, 2012, the Company accepted for purchase all of the Notes validly tendered in the Tender Offer. The total consideration for such Notes is equal to $1,166.25 per each $1,000 principal amount validly tendered, plus accrued and unpaid interest thereon up to (but not including) June 13, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the Company’s receipt of the requisite consents to the proposed amendments to the Indenture, on June 13, 2012, the Company, the subsidiary guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “First Supplemental Indenture”) amending and supplementing the Indenture. The First Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the Indenture, eliminates certain events of default contained therein and modifies certain other provisions thereof. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, which is attached hereto as Exhibit 4.1, and incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of June 13, 2012, subsequent to the settlement of the Tender Offer, the Company called for redemption of the remaining outstanding aggregate principal amount of the Notes not validly tendered or otherwise repurchased by the redemption date. The redemption price of the Notes is 100% of the principal amount redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the redemption date, payable in cash (interest will cease to accrue on the Notes called for redemption on and after the redemption date). The redemption date is expected to be July 13, 2012. A copy of the redemption notice delivered by the Trustee at the Company’s request to the remaining holders of Notes is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 above is hereby incorporated by reference in its entirety into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	First Supplemental Indenture (with respect to the 10.50% Senior Notes due 2014 of Tyson Foods, Inc.), dated as of June 13, 2012, among Tyson Foods, Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 99.1	Press Release issued by Tyson Foods, Inc. on June 13, 2012.

Exhibit 99.2	Notice of Redemption to the Holders of 10.50% Senior Notes due 2014 of Tyson Foods, Inc., dated June 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	First Supplemental Indenture (with respect to the 10.50% Senior Notes due 2014 of Tyson Foods, Inc.), dated as of June 13, 2012, among Tyson Foods, Inc., the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 99.1	Press Release issued by Tyson Foods, Inc. on June 13, 2012.

Exhibit 99.2	Notice of Redemption to the Holders of 10.50% Senior Notes due 2014 of Tyson Foods, Inc., dated June 13, 2012.